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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT

CMA Tax-Exempt Fund:

We Consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 2-69877 of our report dated May 14, 1999 appearing in the annual report to shareholders of CMA Tax-Exempt Fund for the year ended March 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
July 23, 1999